EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                                PACIFIC CMA, INC.
                                   (DELAWARE)

                               ARTICLE I - OFFICES

The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF STOCKHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the stockholders of the Corporation shall be held within six (6) months after the Corporation has filed its annual report with the United States Securities and Exchange Commission ("SEC") at a specific date and time fixed by the Board of Directors (or by the Chief Executive Officer of the Corporation in the absence of action by the Board of Directors) the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the stockholders may be called at any time by the Board of Directors or by the Chief Executive Officer, and shall be called by the Chief
Executive Officer or the Secretary at the request in writing of a majority of the directors or stockholders entitled to vote or as otherwise required by the Delaware General Corporation Law (the "Corporation Law").

Section 3 - Place of Meetings:

All meetings of stockholders shall be held at the principal office of the Corporation or at such other places as shall be designated in the notices or waivers of notice of such meetings.

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Section 4 - Notice of Meetings:

(a) Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each stockholder of record entitled to vote at such meeting and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such stockholder at his address as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of stockholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of stockholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 6 - Stockholder Proposals and Nominations for Annual Meetings:

(a) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by, or at the direction of, the Board of Directors, or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Article II, Section 6.


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(b) For  nominations or other  business to be properly  brought before an annual meeting by a stockholder  pursuant to clause (iii) of the  foregoing  paragraph,
(a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) such business must be a proper matter for stockholder action under the Corporation Law, as amended, (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this Article II, Section 6, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at
least  the  percentage  of  the  Corporation's   voting  shares  required  under
applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (the number of voting shares required to carry the proposal or elect the nominees being the "REQUIRED NUMBER"), and must, in either case, have included in such materials the Solicitation Notice and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Article II, Section 6, the stockholder or beneficial owner proposing such business or nomination must not have solicited proxies for a number of shares equal to or greater than the Required Number. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred twenty (120) nor more than one hundred fifty (150) days prior to the first anniversary (the "ANNIVERSARY") of the date on which the Corporation first
mailed  its  proxy  materials  for  the  preceding   year's  annual  meeting  of
stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty
(30) days after, the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent being referred to as a "SOLICITATION NOTICE").


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(c) Only persons  nominated in accordance  with the procedures set forth in this
Article II, Section 6 shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 6. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(d) Notwithstanding the foregoing provisions of this Article II, Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 6. Nothing in this Article II, Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(e) For purposes of these By-laws, "PUBLIC ANNOUNCEMENT" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 7 - Business at Special Meetings:

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting described in Section 4.

Section 8 - Stockholder Nominations for Special Meetings:

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Article II, Section 6. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the paragraph (b) of Article II, Section 6 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Notwithstanding the foregoing provisions of this Article II, Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 8.


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Section 9 - Fixing of Record Date:

In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and which shall be
(i) not more than fifty (50) nor less than ten (10) days before the date of a meeting, and (ii) not more than fifty (50) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

Section 10 - Voting Lists:

The officer who has charge of the stock ledger of the Corporation shall prepare and make, within twenty (20) days after the record date for a meeting of stockholders or ten (10) days before such, whichever is earlier, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical or other appropriate order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder if and to the extent required by the Corporation Law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 11 - Voting:

(a) Except as otherwise provided herein, or by statute or by the Certificate of Incorporation, any corporate action, to be taken by vote of the stockholders, shall be authorized by a majority of votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided herein, or by statute or by the Certificate of Incorporation or by any certificate of Designations (as filed with the Secretary of State of the State of Delaware pursuant to Section 131(g) of the Corporation
Law) at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each stockholder entitled to vote or to express consent or dissent without a meeting may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.


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Any copy,  facsimile  telecommunication  or other reliable  reproduction  of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, count the votes, decide the results and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Section 12 - Presiding Over Meetings:

The Chairman of the Board of Directors shall preside at all meetings of the shareholders. In the absence or inability to act of the Chairman, the Vice Chairman (if one shall have been chosen by the Board of Directors), the Chief Executive Officer or the President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside. The Secretary of the Corporation shall act as secretary of each meeting of the shareholders. In the event of his or her absence or inability to act, the officer presiding at the meeting shall appoint a person who need not be a shareholder to act as secretary of the meeting.

Section 13 - Conducting Meetings:

Meetings of the shareholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The officer presiding at the meeting shall establish an agenda for the meeting. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual shareholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

Section 14 - Action Without Meeting:

Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the Corporation Law or the Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with if the majority of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


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                        ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

(a) The number of the directors of the Corporation shall be as determined by resolution of the Board of Directors.

(b) Except as may otherwise be provided herein, in the Certificate of Incorporation or in the Corporation Law, the members of the Board of Directors of the Corporation, who need not be stockholders, shall be elected by a majority of the votes cast at a meeting of stockholders by the holders of shares, present in person or by proxy, entitled to vote in the election.

(c) Each director shall hold office until the annual meeting of the stockholders next succeeding his election and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the stockholders.

Section 3 - Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer or by a majority of the directors, at such time and place as may be specified in respective notices or waivers of notice thereof.


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(b) Except as otherwise required by statute,  notice of special meeting shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio, telecopier, facsimile transmission or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Telecommunication Meetings Permitted:

Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

Section 6 - Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the Chief Executive Officer shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 7 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 8 - Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b)  Except  as  otherwise   provided  by  statute,   by  the   Certificate   of
Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.


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Section 9 - Vacancies:

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the stockholders shall be filled by the stockholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 10 - Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 11 - Removal:

Any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the stockholders called for that purpose, and may be removed for cause by action of the Board.

Section 12 - Salary:

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13 - Contracts:

(a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.


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(b) Any  director,  personally  and  individually,  may be a party  to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such interested director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. If there be no disinterested director, the stockholders of the Company may authorize, approve or ratify such contract or transaction by the vote of a majority of a quorum. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 14 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an audit committee, executive committee, compensation committee and such other committees, the Chairman of such committees and alternate members thereof as they may deem desirable, each consisting of two or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                              ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a Chief Executive Officer, President, a Secretary, a Treasurer/Chief Accountant, and such officers, including a Chairman of the Board of Directors, and one or more Vice Presidents (including Senior and Executive Vice Presidents), and Assistants to any of the foregoing as the Board of Directors may from time to time deem advisable. Any officer may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders. Additionally, an Assistant Secretary, Assistant Treasurer and persons holding similar or other ministerial offices may be appointed from time to time by the President or the Chief Executive Officer.

(c) Any Assistant Secretary or Assistant Treasurer and persons holding similar or other ministerial titles shall serve in their offices at the discretion of the officer who appointed them or his successor. All other officers shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.


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Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws or may from time to time be specifically conferred or imposed by the Board of Directors. The Treasurer or Chief Accountant shall be the chief financial officer of the Corporation.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any rights or power of the Corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, Chief Executive Officer, Chairman of the Board, any Vice President, or such other person as the Board of Directors may authorize.

                           ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares and shall be signed by (i) the Chairman of the Board or the President or the Chief Executive Officer or a Vice President and (ii) the Secretary or Treasurer/Chief Accountant, or any Assistant Secretary or Assistant Treasurer/Chief Accountant, and shall bear the corporate seal.


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(b) No certificate  representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.


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                             ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

                            ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year except as may otherwise be fixed by the Board of Directors from time to time, subject to applicable law.

                          ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                             ARTICLE IX - AMENDMENTS

Section 1 - By Stockholders:

All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein the proposed amendment.

Section 2 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; provided, however, that the stockholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal of directors or the filing of vacancies in the Board resulting from the removal by the stockholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.


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                              ARTICLE X - INDEMNITY

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee or agent of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee or agent at the request of the Corporation or any predecessor of the Corporation.

                       ARTICLE XI - CONFLICTS OF INTEREST

Any conflicts of interest that may arise between the Corporation and the interests of its officers and directors will be resolved in a fair manner which will protect the interest of the Corporation pursuant to Delaware law. No contract or other transaction between the Corporation and any of its directors or any other entity in which one or more of the Corporation's directors are directors or officers, or are financially or otherwise interested, will be invalidated because of such relationship if (i) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested director, (ii) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and the stockholders authorize, approve or ratify the contract or transaction; or (iii) the contract or transaction is fair and reasonable to the Corporation.


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